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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 29, 2009


                                   PPOL, INC.
             (Exact name of registrant as specified in its charter)


        CALIFORNIA                                              95-4436774
(State or other jurisdiction                                 (I.R.S. Employer
     of Organization)                                     Identification Number)

                                    000-50065
                           (Commission Identification
                                     Number)

                         3070 Bristol Street, Suite 440
                          Costa Mesa, California 92626
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (714) 937-3211


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

         On December 21, 2009, the Board of Directors of PPOL, Inc. (the "Company") authorized entering into a Liquidating Trust Agreement with Masao Yamamoto, as trustee ("Trustee"), and Union Bank N.A., as Paying Agent (the "Liquidating Trust Agreement"). Masao Yamamoto is the Chief Executive Officer, Chief Financial Officer and Secretary of the Company. The Liquidating Trust Agreement was approved by a majority of the independent directors of the Company after full disclosure to the Board of Directors of the Company. Under the terms of the Liquidating Trust Agreement, Mr. Yamamoto will be authorized and entitled to implement and to incur reasonable business expenses associated with the Trustee's actions to liquidate the remaining assets of the Company, pay claims of creditors of the Company and make distributions to shareholders.

         The Trustee will administer and distribute the assets held in trust through accounts established according to the terms of the Liquidating Trust Agreement (the "Trust"). The Trust bank account with the Paying Agent was established and funded on December 23, 2009 with the remaining PPOL cash assets earmarked for payment to the Company shareholders who had not requested or received payment of liquidating distributions as of December 23, 2009. The Trust terminates on December 31, 2010 unless terminated earlier pursuant to the Liquidating Trust Agreement by escheat of the Trust assets to the State of California or other applicable jurisdiction or extended at the discretion of the Trustee to satisfy the purposes and obligations of the Trust. Pursuant to
Section 1517 of the California Code of Civil Procedure, all property distributable in the course of a voluntary dissolution of a business association that is unclaimed by the owner within six months after the date of final liquidation or distribution, December 23, 2009, escheats to the State of California. The Trust shall terminate upon escheat of the Trust Assets to the appropriate government agencies unless extended at the discretion of the Trustee. Under the terms of the Liquidating Trust Agreement, any remaining shareholders who have not received liquidating distributions may apply for such distribution by written notice and presentation of proper documentation to the Trustee at the following address:

         Masao Yamamoto
         Trustee of the PPOL Liquidating Trust
         3070 Bristol Street, Suite 440
         Costa Mesa, California 92626

ITEM 8.01. OTHER EVENTS.

         On December 23, 2009, the Company filed a Certificate of Dissolution with the Secretary of State of the State of California and closed its stock transfer books in accordance with the previously announced Plan of Dissolution of the Company that was approved by written consent of a majority of the Company's shareholders on September 11, 2009.

         On December 23, 2009, Manabu Nakamura and Mitsuhisa Ogata submitted their resignations as members of the Board of Directors of the Company. Masao Yamamoto is the sole remaining member of the Board of Directors of the Company.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, undersigned hereunto duly authorized.

Dated:  December 29, 2009

                                            PPOL, INC.



                                            By: /s/ Masao Yamamoto
                                                --------------------
                                                Masao Yamamoto
                                                CEO, CFO and Corporate Secretary